Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Security Midwest Bancorp, Inc. of our report dated March 28, 2025, on the financial statements of Security Bank, s.b. included in the Prospectus contained in such Registration Statement and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Wipfli LLP

Wipfli LLP

March 28, 2025

Eau Claire, Wisconsin